EXHIBIT 10.4

NON-RECOURSE ASSIGNMENT

YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA Global”), hereby sells, assigns, and transfers to Queensbury, Inc. (the “Queensbury”), without recourse to YA Global, a portion of the secured convertible debentures (the “Original Debentures”) and a portion of the right of YA Global to receive certain payments of sales from certain wells (the “Royalty Interest”), each issued by Westport Energy Holdings, Inc. (“Westport”) to YA Global pursuant to the securities purchase agreement between YA Global and Westport dated February 3, 2014 (the “Westport SPA”) in such amount as set forth on Exhibit A attached hereto (such portion being assigned hereunder, the “Assigned Debt”) for a purchase price in the amount of $500,000 (the “Purchase Price”) in accordance with the terms and conditions of this assignment agreement (the “Assignment”).

1. Representations and Warranties.

(a) YA Global represents and warrants solely the following, all as determined in accordance with YA Global’s books and records:

(i)	Exhibit A annexed hereto and incorporated herein by reference sets forth the outstanding principal and accrued and unpaid interest owed in connection with the Original Debentures as of the date hereof, and the amount of the Original Debentures being assigned to Queensbury;

(ii)	Immediately prior to the assignment contemplated herein, YA Global owned and controlled the Original Debentures and had the right to service and collect the same; and

(iii)	Immediately prior to assignment contemplated herein, YA Global had good and valid title to the Original Debentures and the right to collect all amounts owed pursuant thereto.

2. Issuance of Security for Assigned Debt. Contemporaneously with the execution and delivery of this Assignment, YA Global shall deliver to Westport instructions (a) to record the transfer of the Assigned Debt to Queensbury, and (b) to issue and deliver to Queensbury a secured convertible debenture payable to Queensbury in an original principal amount equal to the amount of the Assigned Debt (the “Participation Debenture”). Upon issuance of the Participation Debenture to Queensbury, Queensbury shall pay the Purchase Price by wire transfer of immediately available funds to YA Global or its designee at the account designated by YA Global for such purpose.

3. Distribution of Payments. All payments made by or on behalf of Westport to YA Global or Queensbury (which for the avoidance of doubt shall not include a reduction of the obligations owed by Westport under the Original Debentures or the Participation Debenture as a result of conversions of such debentures into shares of Westport’s stock) in connection with the Original Debentures, the Participation Debenture, the Westport SPA, or any other transaction document entered into in connection therewith or providing collateral in support thereof (collectively, the “Financing Arrangements”), including without limitation, payments received from Westport, and all amounts received by YA Global or Queensbury from the proceeds of any collateral securing the Financing Arrangements (collectively, the “Collateral”), shall be distributed as follows:

1

(a) Within two business days following the receipt of a payment, the party that received such payment (the “Receiving Party”) shall notify the other party hereto (the “Non-Receiving Party”) in writing (a “Payment Notice”) of (i) the amount of such payment, and (ii) the current balance owed by Westport to the Receiving Party in connection with the Financing Arrangements, which balance shall specify the principal balance, accrued and unpaid interest, and with respect to YA Global only, any unreimbursed costs and expenses incurred in connection with the Financing Arrangements (“Costs and Expenses”).

(b) Within three business days following the receipt of a Payment Notice, the Non-Receiving Party shall provide the Receiving Party with a written notice (a “Balance Notice”, and together with the Payment Notice, the “Notices“) setting forth the current balance owed by Westport to the Non-Receiving Party in connection with the Financing Arrangements, which balance shall specify the principal balance, accrued and unpaid interest, and, with respect to YA Global only, Costs and Expenses.

(c) Within three business days following the Receiving Party’s receipt of a Balance Notice, the Receiving Party shall distribute or apply, as applicable, all or a portion of the corresponding payment as follows:

(i) First, to YA Global in reimbursement for YA Global’s Costs and Expenses;

(ii) Second, to the Non-Receiving Party and the Receiving Party their respective pro rata shares of such payment, based upon their respective shares of the aggregate balance of the Financing Arrangements, and

(iii) Third, to any other amounts owed to YA Global under other financing arrangements between itself and Westport.

(d) The Receiving Party shall apply the portion of any payments retained in accordance with this Paragraph 3 to the outstanding balance of the obligations owed by Westport to the Receiving Party in connection with the Financing Arrangements.

(e) In the event that a court of competent jurisdiction shall adjudge that any amount received and distributed by a Receiving Party is to be repaid or disgorged, then the Non-Receiving Party shall repay to the Receiving Party the amount thereof previously received by the Non-Receiving Party and so adjudged to be repaid or disgorged.

4. Administration of the Financing Arrangements.

(a) Queensbury hereby irrevocably designates and appoints YA Global as collateral agent for the sole purpose of perfecting Queensbury’s security interest in any collateral granted to secure the Participation Debenture and for administering and enforcing the Financing Arrangements, including without limitation, the Participation Debenture, as set forth herein, and irrevocably authorizes YA Global to take such action on its behalf under the provisions of this Assignment and the Financing Arrangements and to exercise such powers and perform such duties in connection with the Financing Arrangements and the Collateral as YA Global deems appropriate in its sole and exclusive discretion.

2

(b) YA Global shall administer the Financing Arrangements in its sole and exclusive discretion, as it deems appropriate and may take such steps, and engage in such acts as YA Global determines in its sole and exclusive discretion to be appropriate. YA Global shall not have any requirement to consult with Queensbury in connection with the administration of the Financing Arrangements and Queensbury shall not have right to vote on or otherwise direct, influence, or have input into any action, inaction, or other determination to be made by YA Global. YA Global may, in its sole and exclusive discretion, amend and modify the Financing Arrangements, waive defaults, events of default and/or termination events, release Collateral or accept substitutions thereof, enforce the Financing Arrangements, enter into forbearance agreements, and/or otherwise administer the Financing Arrangements as if Queensbury did not participate in the Financing Arrangements, provided, however, that YA Global shall not amend or modify the terms and conditions of the Participation Debenture without the prior consent of Queensbury.

(c) YA Global’s sole and exclusive responsibility to Queensbury under this Assignment is and shall be in accordance with the express provisions hereof. No other duty, whether express or implied, or fiduciary relationship shall be imposed upon YA Global. Queensbury shall not have any claim against YA Global or any employee, officer, representative, affiliate, or agent of YA Global, except for actions of YA Global which constitute (i) gross negligence, or (ii) acts taken in bad faith.

(d) Except as permitted in Paragraph 5 below, Queensbury has no independent right to enforce the Participation Debenture against Westport nor the right to enforce any of the documents, instruments, and/or agreements evidencing the Financing Arrangements and/or the Collateral, or to demand, accelerate, or collect any amounts owed under the Participation Debenture or the Financing Arrangements, nor may Queensbury maintain any independent action against Westport to recover all or any portion of those funds, its sole rights and interest being a participant in the Financing Arrangements established, administered, and enforced by YA Global.

(e) Queensbury agrees not to interfere with YA Global’s administration and enforcement of the Financing Arrangements. Queensbury further agrees to cooperate with YA Global’s administration and enforcement of the Financing Arrangements, and to render all such reasonable assistance as YA Global may request in connection therewith. Such assistance and cooperation shall include, without limitation, providing YA Global with all such authorizations, documentation, and consents as may be necessary, useful, or desirable to YA Global and, at the request of YA Global, joining as a party to any enforcement action or proceeding.

5. Conversion of Participation Debenture. Notwithstanding anything contained herein to the contrary, Queensbury shall at all times have the right to convert the outstanding balance of the Participation Debenture into common shares of Westport in accordance with the terms and conditions of the Participation Debenture and applicable law and Queensbury shall have the right to enforce and collect any payments owed to it under the Royalty Interest assigned to it hereunder.

6. Liquidation of the Financing Arrangements.

(a) The exercise by YA Global of its rights as a creditor looking towards the collection of the obligations owed pursuant to the Financing Arrangements, whether through the appointment of a receiver, or otherwise (a “Liquidation”) shall be conducted by YA Global with the advice and assistance of YA Global’s counsel, in a manner determined by YA Global in its sole and exclusive discretion.

(b) All proceeds of any Collateral and all other amounts received by YA Global on account of any Liquidation shall be distributed in the manner set forth in Paragraph 3 above.

3

7. Insolvency Proceedings. In the event that any voluntary or involuntary case or proceeding under 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) shall be commenced by or against Westport (an “Insolvency Proceeding”), Queensbury hereby agrees that:

(a) It shall not seek any relief from, or modification of, the automatic stay as provided in § 362 of the Bankruptcy Code or seek or accept any form of “adequate protection” under any or all of §§ 362, 363 and 364 of the Bankruptcy Code, except super-priority administrative expense claims for diminution of value (the “Priority Claims”), which Priority Claims shall be subordinated to any similar Priority Claims granted to YA Global in accordance with, and subject to, the terms of this Assignment;

(b) It shall not seek to appoint a trustee or examiner under § 1104 of the Bankruptcy Code or to convert (or support any other person in converting) such case or proceeding under § 1112 of the Bankruptcy Code;

(c) It shall not oppose or object (or support any other person in opposing or objecting) to any “adequate protection” sought by or granted to YA Global;

(d) It shall not oppose or object (or support any other person in opposing or objecting) to any post-petition financing provided by YA Global, provided, that such post-petition financing is in such amounts and on such terms and conditions as are consistent with the documents, agreements, and instruments evidencing the Financing Arrangements and this Assignment (provided, further, that YA Global may charge such fees as are customary and commercially reasonable under such circumstances);

(e) It shall not object (or support any other person in objecting) to (i) the amount of the Financing Arrangements allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Financing Arrangements are deemed secured claims, including under § 506(a) of the Bankruptcy Code;

(f) It shall not oppose or object (or support any other person in opposing or objecting) to any protection provided to YA Global, including any form of adequate protection under § 362, § 363 or § 364 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under § 506(b) and (c) of the Bankruptcy Code to YA Global;

(g) It hereby waives any claim that it may now or hereafter have arising out of the election of YA Global, in an Insolvency Proceeding, of the application of § 1111(b) of the Bankruptcy Code in respect of the obligations represented by the Participation Debenture; and

(h) If YA Global seeks any or all of the relief described in Sections 7(a)-(f), Queensbury hereby irrevocably consents thereto and hereby agrees to join in any such motion or application seeking such relief if requested by YA Global.

8. Exculpation.

(a) Neither YA Global, nor any officer, employee, affiliate, representative, or agent of YA Global, shall be liable for any act or omission to act pursuant to this Assignment except for such act or omission to act as to which a final determination is made in a judicial proceeding (in which YA Global has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been both (i) grossly negligent, and (ii) in actual bad faith.

4

(b) Queensbury may now or hereafter hold direct or indirect rights and interests in Westport. Accordingly, Queensbury acknowledges and agrees that YA Global may, in its sole and exclusive discretion, take or withhold the taking of action, which may be adverse to such interests of Queensbury. Without limiting the provisions hereof, Queensbury represents and warrants to YA Global that Queensbury has assessed fully and voluntarily assumed all risks directly or indirectly associated with the possible adverse effects on such interests of Queensbury as a result of YA Global’s taking of action or withholding of the taking of action.

9. Reliance by YA Global. YA Global may rely upon any notice, certificate, instrument, document, letter, email, telegram, telex, or other paper and upon any telephone call believed by YA Global in good faith to be genuine and to have been signed or made by or on behalf of the person purporting so to do and, in respect of legal matters, upon the advice provided YA Global by its counsel, and shall not be liable hereunder on account of any such good faith reliance.

10. Non-Reliance by Queensbury.

(a) Except with respect to the representations and warranties contained in Paragraph 1 above, Queensbury may not rely on any statements, information, representations, or warranties made by or on behalf of YA Global.

(b) Queensbury acknowledges and agrees that YA Global, any employee, officer, representative, affiliate, nor agent of YA Global has made any representation or warranty, whether expressed, implied, or imposed by law, to induce Queensbury to accept this Assignment. Without limiting the generality of the foregoing exclusion of representations and warranties, YA Global shall have any responsibility with respect to:

(i) the genuineness, legality, validity, binding effect, enforceability, sufficiency, accuracy, or completeness of any aspect of the Assigned Debt and/or the Financing Arrangements;

(ii) the filing, recording, or taking of any other action to perfect any security interest, mortgage, or other lien or security granted by Westport or any of the other Westports, or with respect to any aspect of the Financing Arrangements;

(iii) the collectability of the Assigned Debt or the Financing Arrangements, and/or the value of any Collateral;

(iv) the truthfulness, accuracy, or completeness of any representation or warranty made by Westport;

(v) the financial or other condition of Westport or any endorser, guarantor, or surety of Westport;

(vi) the state of title to any Collateral subject to any security interest, mortgage, or other lien or security granted to YA Global by Westport or any endorser, guarantor, or surety of Westport, or the priority thereof; or

(vii) any other matter relating in any way to the Financing Arrangements, Westport, or any endorser, guarantor, or surety of Westport, or this Assignment, or any other person, entity, or matter not specifically referred to herein except (with respect to this Subsection (vii)) any matter which constitutes an act or omission to act which a final determination is made in a judicial proceeding (in which YA Global has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been both (x) grossly negligent, and (y) in actual bad faith.

5

11. Contribution. In the event that at any time YA Global issued or shall have a demand, threat, or claim made upon it, or suit, cause of action, or the like brought against it by or on behalf of Westport or any guarantor, or any creditor of Westport or of any guarantor, any trustee, receiver, administrator, Queensbury, or other fiduciary appointed with respect to Westport or any guarantor, or any person whose rights derive from Westport or any guarantor, which demand, threat, claim, suit, cause of action, or the like, is based upon or directly or indirectly relates to the Financing Arrangements or YA Global’s acting in accordance with this Assignment, then, unless (a) YA Global has been found liable to Westport or such other party due to YA Global’s gross negligence and actual bad faith, or (b) YA Global has been reimbursed therefore by Westport, YA Global may charge any monies paid or to be paid in satisfaction or compromise of such demand, threat, claim, suit, cause of action, or the like, and all costs and expenses and attorneys’ fees and expenses incurred by YA Global in connection with the defense of such demand, threat, claim, suit, cause of action, or the like as costs of collection reimbursable as provided in Paragraph 3 above.

12. Securities Law Provisions. Queensbury has agreed to enter into this Assignment and to receive the Participation Debenture for its own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, as to fractionalization in whole or in part.

13. Assignments. Upon five days prior written notice to YA Global, Queensbury may assign the Participation Debenture, provided, however, that (a) the person or entity to which the Participation Debenture is assigned must acknowledge in writing that it received the Participation Debenture subject to the terms and conditions of this Assignment; and (b) the Participation Debenture may not be assigned to Westport, or one of its employees, subsidiaries, directors, affiliates, agents, or any person or entity affiliated with Westport.

14. Notices. All notices hereunder to any party hereto shall be in writing and (i) hand delivered, (ii) sent by a nationally recognized overnight courier, or (iii) posted in the United States mail by registered or certified mail, return receipt requested, addressed to such party at its address set forth above, or at any other address specified by such party in writing upon seven days written notice to the other parties. Any such notice shall be treated as having been given upon the earlier of (i) actual receipt (by any method of delivery) by the person to whom the notice is addressed, or (ii) upon delivery to such address (or refusal to accept delivery).

15. Choice of Law. This Assignment shall be construed in accordance with the law of the State of New Jersey and is intended to take effect as a sealed instrument.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

6

Executed as of the February 5, 2014.

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:	David Gonzalez
Its:	Managing Member & General Counsel

ACCEPTED AND AGREED:

Queensbury, Inc.

By:
Name:	Raffaele Attar
Title:	President

7

EXHIBIT “A”

Assigned Debt

Original Debentures:

Secured Convertible Debenture (Debenture Number: CICS-28) in the Principal Amount of $1,080,000 originally issued on February 3, 2014.

Outstanding Principal	Accrued and Unpaid Interest
$1,080,000	$0

Portion of the Original Debentures Assigned (Assigned Debt):

Principal Amount Assigned	Accrued and Unpaid Interest Assigned
$540,000	$0

Royalty Interest:

The right to receive 25% of net gas sales resulting from the Allocated Wells of Westport.

Original Principal Amount of Participation Debenture: $540,000

Royalty Interest: One half of YA Global’s Royalty Interest (12.5% of net gas sales resulting from the Allocated Wells).

Purchase Price: $500,000